EXHIBIT 4.15

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                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") dated as of May 30, 2000, is entered into by and between EXFO Electro-Optical Engineering Inc., a corporation having its principal place of business at 465 Godin Avenue, Vanier, Quebec, G1M 3G7, Canada (the "Corporation") and Mario Larose, an individual with an address at 20 Anse-a-Beaufils, Laval, Quebec, H7Y 1V4 (the "Employee").



                               TERMS OF AGREEMENT
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In consideration of this Agreement and the continued employment of the Employee by the Corporation, the parties agree as follows:


1.       EMPLOYMENT

         The Corporation hereby agrees to employ Employee, on a full-time basis commencing on or about June 12, 2000, to act as Vice President, Marketing of the Corporation and to perform such acts and duties and furnish such services to the Corporation in connection with and related to that position as is customary for persons with similar positions in like companies, as the Corporation's President and Chief Executive Officer shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Corporation; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgement, skill and knowledge to the performance of his duties and responsibilities hereunder. This Agreement shall not be interpreted to prohibit Employee form making passive personal investments or conducting private business affairs if such activities do not materially interfere with the services required under this Agreement. Employee shall report to the President and Chief Executive Officer of the Corporation.

2.       COMPENSATION AND BENEFITS

         2.1      SALARY

                  During the term of this Agreement, the Corporation shall pay Employee the remuneration indicated in Schedule A. The Employee's remuneration may be adjusted in accordance with the Corporation's policies and procedures.

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         2.2      DISCRETIONARY BONUS

                  During the term of this Agreement, the Employee may participate in such bonus plan or plans of the Corporation as the Board of Directors, acting through its Human Resources Committee, may approve for the Employee. Nothing contained in this Section 2.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

         2.3      BENEFITS

                  During the term of this Agreement, the Employee shall receive such benefits as customarily provided to other officers and employees of the Corporation. Details of such benefits as of the date hereof are set forth in Schedule B of this Agreement.

         2.4      VACATION

                  Employee may take paid vacation during each year as set forth in Schedule A at such times as shall be consistent with the Corporation's vacation policies and (in the Corporation's judgement) with the Corporation's vacation schedule for officers and other employees.

         2.5      EXPENSES

                  Pursuant to the Corporation's customary policies in force at the time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorised expenses properly incurred by him on the Corporation's behalf in the performance of his duties hereunder.

3.       TERMINATION

         3.1      DISABILITY

                  If during the term of this Agreement, Employee becomes ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred and eighty (180) consecutive days, or (b) for more than one hundred eighty (180) days in any consecutive twelve
                  (12) month period and this incapacity has not been remedied by the end of the twelfth (12th) month of such consecutive twelve
                  (12) month period, then the Corporation shall have the right to terminate this Agreement, subject only to applicable laws, on thirty (30) day's notice to Employee. Termination pursuant to this Section 3.1 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

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         3.2      DISCHARGE FOR CAUSE

                  The Corporation may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Corporation by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 3.2, "cause" shall mean any or all of the following;

                  (a) gross or wilful misconduct of Employee during the course of his employment;

                  (b) conviction of any criminal offence involving dishonesty, breach of trust or moral turpitude during the term of this Agreement; or

                  (c) the definition given to the term "with cause", or other similar terms, by applicable laws and jurisprudence in the province of Quebec.

         3.3      TERMINATION WITHOUT CAUSE

                  Upon thirty (30) days prior written notice, the Corporation may terminate this Agreement without cause by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. The Corporation shall incur no liability in this regard except that it shall continue to pay Employee the remuneration in accordance with the terms set forth in Schedule A at his then current rate for a twelve (12) month period after termination if termination shall occur prior to the events mentioned in Section 3.4.

         3.4      TERMINATION FOLLOWING MERGER OR ACQUISITION

                  If the Corporation merges or consolidates with another corporation, if substantially all of the assets of the Corporation are sold, or if a majority of the outstanding stock of the Corporation is acquired by another person and Employee's employment is subsequently terminated by the Corporation or surviving entity other than for cause as described in 3.2, Employee shall be entitled to severance benefits as described below based on length of service with the Corporation:

                  LENGTH OF SERVICE         SEVERANCE BENEFITS
                  -----------------         ------------------

                  0 to 24 months            12 months' remuneration plus health
                                            benefits;

                  24 to 48 months           18 months' remuneration plus health
                                            benefits;

                  more than 48 months       24 months' remuneration plus health
                                            benefits.

                  For purposes of this Section 3.4, Employee shall be entitled to treat a material demotion in title or function as termination under this Section 3.4, but only if

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                  Employee expressly so notifies the Corporation and terminates his employment hereunder within thirty (30) days of such demotion or relocation. If Employee is offered a substantially similar position with the surviving entity, Employee's refusal to accept such position shall not be treated as subject to this Section 3.4, but rather shall be treated as a voluntary termination by Employee under Section 3.5.

         3.5      VOLUNTARY TERMINATION BY EMPLOYEE

                  The Employee shall give prior written notice to the Corporation of at least one (1) month if he voluntarily terminates this Employment Agreement. In the event of voluntary termination by Employee, Employee shall be entitled only to those amounts that have accrued to the date of termination in accordance with the terms hereof or are expressly payable under the terms of the Corporation's applicable benefit plans or are required by applicable law. The Corporation may, in its sole and absolute discretion, confer such other benefits or payments as it determines, but Employee shall have no entitlement thereto.

4.       MISCELLANEOUS

         4.1      INSURANCE

                  The Corporation hereby represents that it is presently the holder of directors and officers insurance in an amount and having a coverage that is recommended by its legal advisors and insurance broker as adequate taking into account the status of the Corporation, its size and the nature of its activities. The Corporation undertakes to ensure that such insurance shall remain in force throughout the term of this Agreement and in the event such insurance is cancelled, the Corporation shall immediately advise the Employee in writing.

         4.2      ADDITIONAL AGREEMENTS

                  Upon execution of this Agreement, the Employee shall execute and deliver to the Corporation, unless previously delivered, an Exclusivity, Confidentiality, Assignment of Work Product, Non-Competition and Non-Solicitation Agreement.

         4.3      NOTICES

                  Any notice or communication given by any party hereto to the other party shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

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         4.4      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter, provided, however that nothing in this Agreement shall affect the Employee's obligations under the Exclusivity, Confidentiality, Assignment Of Work Product, Non-Competition And Non-Solicitation Agreement signed by the Employee.

         4.5      AMENDMENT OR WAIVER

                  This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         4.6      BINDING EFFECT, ASSIGNMENT

                  Employee's rights or obligations under this Agreement may not be assigned by Employee. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it as if no such event had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         4.7      HEADINGS

                  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.8      GOVERNING LAW, INTERPRETATION

                  This Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the province of Quebec. Service of process in any dispute shall be effective (a) upon the Corporation, if service is made on any officer of the Corporation other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Corporation with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Corporation may be aware.

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         4.9      FURTHER ASSURANCES

                  Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         4.10     LANGUAGE

                  This Agreement has been written in English at the express request of the parties. Cette entente a ete redigee en anglais a demande expresse des parties.

         4.11     SEVERABILITY

                  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement



EXFO ELECTRO-OPTICAL
ENGINEERING INC.


BY:  /s/  Germain Lamonde                         /s/  Mario Larose
     --------------------                         -----------------------------
     GERMAIN LAMONDE                              MARIO LAROSE


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                                   SCHEDULE A
                                       TO
                        MARIO LAROSE EMPLOYMENT AGREEMENT

                            REMUNERATION AND VACATION
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1.       REMUNERATION

         (i)      Salary from commencement of employment to August 31, 2000:
                  $180,000 per annum (no variable portion applicable during this period).

         (ii) Remuneration from September 1, 2000 to August 31, 2001: Base salary of $140,000 per annum, plus a variable portion of remuneration which is $50,000 per annum upon attainment by the Corporation of 100% of the Health Indicator established by the Board of Directors of the Corporation for that financial year. In the event the Corporation (a) does not fully attain, or (b) exceeds, the Health Indicator for the year in question, the variable portion of the remuneration shall be paid in the same proportion as the attainment of the Health Indicator up to a maximum of 150% of the Health Indicator. The variable portion shall be paid within sixty (60) days of the end of each of the Corporation's financial years commencing with the financial year ending August 31, 2001.

                  In the event the Employee's employment is terminated by the Corporation with cause or the Employee voluntarily terminates his employment, the variable portion of the remuneration shall not be payable for the financial year during which the employment terminated for such reasons.

         (iii) Participation in the Corporation's Stock Option Plan: At the time of the Corporation's initial public offering, the Employee shall be granted 20,000 options in accordance with the terms of the Stock Option Plan and subject to vesting conditions that extend over 4 years, up to a maximum of 5 years, and that are tied to the Corporation's Health Indicator (full details will be available at the granting of the options).

         (iv) The Employee, living in the Montreal area as of the date hereof, shall be required to work in Quebec City. As a result, the Corporation shall pay a total amount of $20,000 to assist Employee in the transition and relocation of Employee's principal residence to the Quebec City area. This amount shall be paid in monthly instalments of $833.33 each for a period not to exceed twenty-four (24) months from the date of the commencement of employment and shall be deemed to cover all of Employee's travel expenses between his principal residence and his accommodations in Quebec City. No other amounts shall be paid by the Corporation to the Employee in relation to the relocation of his principal residence.

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                  In the event the Employee transfers his principal residence to the Quebec City area within the above-mentioned twenty-four month period, the Corporation shall pay to the Employee in a lump sum, within thirty (30) days of such transfer, the balance of the $20,000 relocation assistance amount.

                  If the Employee has received a lump sum payment pursuant to his relocation to the Quebec City area and then subsequently voluntarily terminates his employment with the Corporation within twenty-four (24) months of the commencement of his employment, the Employee shall reimburse to the Corporation a portion of the $20,000 relocation assistance amount that is proportionate to the time remaining in the above-mentioned twenty-four (24) month period.

         (v) The first review of remuneration shall occur on September 1, 2001 and on or about every September 1 thereafter.


2.       VACATION

         Four (4) weeks of paid vacation annually.





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                                   SCHEDULE B
                                       TO
                        MARIO LAROSE EMPLOYMENT AGREEMENT

                                    BENEFITS
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The description below is a summary of the Corporation's present benefit package.
It is expected that this package will evolve in the future.

1. The Corporation offers to management a long-term disability plan that covers two-thirds of salary for life. The Corporation pays the premium, thus this income would be taxable.

2. Management is covered by collective insurance that is paid by the Corporation in the following proportions: 40%, 60%, 80% and 100% in years 1, 2, 3 and 4 respectively. This insurance covers vision correction, chiropractor, etc. but excludes dental coverage. It also includes life insurance.

3. As concerns the deferred profit-sharing plan, the Corporation automatically contributes 1% of the Employee's salary if the Employee has contributed 2% of his salary. In addition, a variable portion tied to the Corporation's performance is also contributed. In 1998-1999, the variable portion was equivalent to 1.45% of salary for a total contribution by the Corporation of 2.45%.





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